UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(AMENDMENT NO. 2)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 19, 2012
(July 31, 2012)

LINN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51719 (Commission File Number)	65-1177591 (IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 840-4000

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (Amendment No. 2) amends and supplements the Current Report on Form 8-K filed by Linn Energy, LLC (“LINN Energy,” or the “Company”) on August 2, 2012 (as amended by the Current Report on Form 8-K/A (Amendment No. 1) filed on September 17, 2012, the “Form 8-K”) in connection with its acquisition of oil and natural gas properties from BP America Production Company (“BP”) which was completed on July 31, 2012 (referred to as the “BP Green River Acquisition”). This Amendment No. 2 to the Form 8-K includes the pro forma condensed combined balance sheet of Linn Energy as of June 30, 2012, required by Item 9.01(b), which was inadvertently omitted from the Form 8-K. No other amendments to the Form 8-K are being made by this Amendment No. 2.
Item 9.01   Financial Statements and Exhibits.

(b)	Pro forma financial information.
The unaudited pro forma condensed combined balance sheet of LINN Energy as of June 30, 2012, which gives effect to the BP Green River Acquisition, and the unaudited pro forma condensed combined statements of operations of LINN Energy for the six months ended June 30, 2012, and for the year ended December 31, 2011, which give effect to the BP Green River Acquisition, BP Hugoton Acquisition and certain other acquisitions, are attached as Exhibit 99.1 and incorporated herein by reference.

(d)	Exhibits.
99.1    The unaudited pro forma condensed combined balance sheet of LINN Energy as of June 30, 2012, which gives effect to the BP Green River Acquisition, and the unaudited pro forma condensed combined statements of operations of LINN Energy for the six months ended June 30, 2012, and for the year ended December 31, 2011, which give effect to the BP Green River Acquisition, BP Hugoton Acquisition and certain other acquisitions.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LINN ENERGY, LLC
(Registrant)

Date: September 19, 2012	/s/ David B. Rottino
David B. Rottino
Senior Vice President of Finance, Business Development
and Chief Accounting Officer
(As Duly Authorized Officer and Chief Accounting Officer)

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